                                                                   Exhibit 23(b)





                       CONSENT OF COUNSEL TO TU ELECTRIC


         We hereby consent to the incorporation by reference of the statements made as to matters of law and legal conclusions contained in this Annual Report on Form 10-K of Texas Utilities Company and Texas Utilities Electric Company for the fiscal year ended December 31, 1995, under Part I, Item 1--Business--Regulation and Rates and Environmental Matters, in Texas Utilities Electric Company's Registration Statements on Form S-3 (Nos. 33-83976 and 33-69554).

                                               WORSHAM, FORSYTHE
                                                 & WOOLDRIDGE, L.L.P.



                                               By:  /s/ Neil D. Anderson
                                                   -----------------------------
                                                                       A Partner


March 4, 1996
Dallas, Texas